                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy statement pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              PRANDIUM, INC.
                              --------------
             (Name of Registrant as Specified in Its Charter)

---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[x]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

 [_]   Fee paid previously with preliminary materials.
 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)    Amount Previously Paid:

       (2)    Form, Schedule or Registration Statement No.:

       (3)    Filing Party:

       (4)    Date Filed:

                   [LOGO OF PRANDIUM(TM), INC. APPEARS HERE]

                               PRANDIUM, INC.
                           18831 Von Karman Avenue
                          Irvine, California 92612

 Dear Stockholder:

   On behalf of our Board of Directors, I cordially invite you to attend Prandium, Inc.'s 1999 Annual Meeting of Stockholders to be held at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California 92617, on Friday, June 11, 1999 at 10:00 a.m. local time.

   As you likely know by now, we recently changed the name of Koo Koo Roo Enterprises, Inc. to Prandium, Inc. Each outstanding certificate representing shares of Koo Koo Roo Enterprises, Inc. common stock will continue to represent the same number of shares of Prandium, Inc. common stock. Thus, it will not be necessary for you to exchange your existing stock certificates for stock certificates of Prandium, Inc. You can read more about the name change on the inside cover of our 1998 Annual Report.

   The attached Proxy Statement describes in detail the matters expected to be acted upon at the meeting, including electing six directors, all of whom are present directors of the Company, and ratifying the selection of KPMG LLP as the Company's independent public accountants. Following the meeting, we will also report on the Company's progress and respond to questions you may have about the Company's business.

   We hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please complete, sign, date and return the accompanying proxy card as promptly as possible. If you attend the meeting, you may vote in person even if you previously have mailed your proxy card. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          Sincerely,

                                          /s/ Kevin S. Relyea
                                          ---------------------
                                          Kevin S. Relyea
                                          Chairman of the Board

 Irvine, California
 April 19, 1999

                   [LOGO OF PRANDIUM(TM), INC. APPEARS HERE]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 11, 1999

                               ----------------

To the Stockholders of Prandium, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Prandium, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California 92617, on Friday, June 11, 1999 at 10:00 a.m. local time for the following purposes:

    1. To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

    2. To ratify the selection of KPMG LLP as the Company's independent accountants for the Company's fiscal year ending December 26, 1999; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on April 13, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the record date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of the Company's common stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Any other persons will be admitted at the discretion of the Company, as seating is limited.

  Whether or not you plan to attend the Annual Meeting, you are urged to read the Proxy Statement and then complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed, postage-prepaid envelope to ensure the presence of a quorum for the meeting. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          By Order of the Board of Directors

                                          /s/ Todd E. Doyle
                                          ----------------------------------
                                          Todd E. Doyle
                                          Executive Vice President, General
                                           Counsel and Secretary

Irvine, California
April 19, 1999

                                PRANDIUM, INC.
                            18831 Von Karman Avenue
                           Irvine, California 92612

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                  to be held
                                 June 11, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  This Proxy Statement is furnished and the enclosed proxy is solicited on behalf of the Board of Directors of Prandium, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, June 11, 1999, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California 92617. The Company intends to first mail this Proxy Statement and accompanying proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 27, 1999.

  The stockholders of the Company will consider and vote upon the following proposals:

  (1) the election of six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

  (2) the ratification of the selection of KPMG LLP as the Company's independent accountants for the Company's fiscal year ending December 26, 1999; and

  (3) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Solicitation

  The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock, par value $.01 per share of the Company (the "Common Stock"), beneficially owned by their customers or principals to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by the directors, officers or other regular employees of the Company and its affiliates. No additional compensation will be paid to the directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only the holders of record of Common Stock at the close of business on April 13, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. At the close of business on the Record Date, there were 180,380,513 shares of Common Stock issued and outstanding.

  The presence at the Annual Meeting, either in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.

  All properly executed written proxy cards that are delivered pursuant to the solicitation (and not later revoked) will be voted at the Annual Meeting in accordance with the instructions given in the proxy. If a written proxy card is signed by a registered stockholder and returned without instructions, the shares will be voted in accordance with the Board of Directors' recommendation as set forth herein with respect to the proposals. Voting your proxy by mail will not limit your right to vote at the Annual Meeting if you decide later to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of at least a majority of the voting power of the Common Stock present in person or represented by proxy at the Annual Meeting is required to approve each of the proposals. Abstentions and broker non-votes will not count as votes for or against proposals acted on at the Annual Meeting.

  The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 18831 Von Karman Avenue, Suite 300, Irvine, California 92612, a written notice of revocation, or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

  The Company's Sixth Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Second Amended and Restated Bylaws (the "Bylaws") provide that the Board of Directors shall be elected by the stockholders at each annual meeting of stockholders, and each director so elected shall hold office until such director's successor is duly elected and qualified, or until such director's death, or until such director's earlier resignation or removal.

  The Company's Certificate of Incorporation provides that the number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at six and there are no vacancies with respect thereto.

  If any nominee should become unavailable for election as a result of any unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If elected at the Annual Meeting, each of the six nominees would serve until the annual meeting to be held in the year 2000, in each case until their successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  The following six persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Kevin S. Relyea, A. William Allen, III, Peter P. Copses, George G. Golleher, David B. Kaplan and Antony P. Ressler. All of the nominees are incumbent directors.

Certain Information Regarding Nominees

  See "Board of Directors and Executive Officers" for the experience and background of each of the nominees.

Vote Required

  The affirmative vote of the holders of a majority of votes cast at the Annual Meeting will be required to elect each director. Under applicable Delaware law, in tabulating the vote, broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 IN FAVOR OF EACH OF THE ABOVE-NAMED NOMINEES.

                              PROPOSAL NUMBER TWO
             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected and approved KPMG LLP as the Company's independent accountants for the Company's fiscal year ending December 26, 1999 (the "1999 Fiscal Year"), and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will make a statement if they so desire, and will be available to respond to appropriate questions.

Vote Required

  Stockholder ratification of the selection of KPMG LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the 1999 Fiscal Year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of votes cast at the Annual Meeting will be required to ratify the selection of KPMG LLP as the Company's independent accountants for the 1999 Fiscal Year. Under applicable Delaware law, in tabulating the vote, broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF PROPOSAL NUMBER TWO.

        BOARD OF DIRECTORS AND EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Directors, Executive Officers and Senior Management

  The following table sets forth certain information with respect to the Directors, executive officers and senior management of the Company as of the Record Date:

   Name                            Age             Position With Company
   ----                            ---             ---------------------
   Kevin S. Relyea................  44 President, Chief Executive Officer and
                                        Chairman of the Board
   A. William Allen, III..........  39 Director
   Peter P. Copses................  40 Director
   David B. Kaplan................  31 Director
   George G. Golleher.............  51 Director
   Antony P. Ressler..............  38 Director
   William D. Burt................  46 Executive Vice President, President of El
                                        Torito Restaurants, Inc.
   Roger K. Chamness..............  46 Executive Vice President, President of Chi-
                                        Chi's, Inc.
   Gayle A. DeBrosse..............  41 Executive Vice President, President of Koo
                                        Koo Roo, Inc.
   Robert T. Trebing, Jr..........  49 Executive Vice President and Chief Financial
                                        Officer
   Michael E. Malanga.............  45 Executive Vice President, Corporate
                                        Development
   Todd E. Doyle..................  37 Executive Vice President, General Counsel and
                                        Secretary
   Robert D. Gonda................  47 Vice President and Treasurer
   Janie M. Bereczky..............  43 Vice President, Taxes

  Kevin S. Relyea became a director in December 1995. In June 1998, Mr. Relyea became Chairman of the Board. Mr. Relyea has served as Chief Executive Officer since December 1995 and as President since August 1995. Mr. Relyea joined the Company in January 1994 as Executive Vice President and President of the Family Restaurant Division. From 1988 to January 1994, Mr. Relyea had been Regional Vice President of the Jack in the Box operations for Foodmaker, Inc. ("Foodmaker"). Mr. Relyea received an M.B.A. from Pepperdine University in 1988.

  A. William Allen, III has served as a director of the Company since October 1998. Mr. Allen previously served as Chief Executive Officer and Director of Koo Koo Roo, Inc. from March 1998 until October 1998. Prior to his affiliation with Koo Koo Roo, Inc., Mr. Allen spent seven years as CEO/President of La Madeleine, a chain of upscale quick-service restaurants. Mr. Allen began his career with Marriott Corporation in 1979, progressing to the position of Senior Area Vice President of West Coast operations. Mr. Allen is currently the Chief Executive Officer and a partner of Fleming's Pacific Steak House.

  Peter P. Copses has served as a director since January 1994. Since 1990, Mr. Copses has been a principal of Apollo Advisors, L.P. ("Apollo") which, together with its affiliates, serves as managing general partner of the Apollo investment funds, and of Lion Advisors, L.P., which serves as financial advisor to certain institutional investors with respect to securities investments. From March to September 1990, Mr. Copses was a Vice President in the investment banking department of Donaldson, Lufkin & Jenrette Securities Corporation. Prior to 1990, he was employed by Drexel Burnham Lambert Incorporated. Mr. Copses is also a director of Mariner-Post Acute Network, Inc., Rent-A-Center, Inc. and Zale Corporation.

  David B. Kaplan has served as a director since December 1996. Since 1991, Mr. Kaplan has been associated with and is a limited partner of Apollo which, together with its affiliates, serves as managing general partner of the Apollo investment funds. Prior to 1991, Mr. Kaplan was a member of the Investment Banking Department of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Kaplan is also a director of Allied Waste Industries, Inc. and WMC Finance Co.

  George G. Golleher became a director in December 1998. Mr. Golleher has served as President and Chief Operating Officer of Fred Meyer, Inc. since March 1998. Mr. Golleher was Chief Executive Officer of Ralphs

Grocery Company ("Ralphs") since January 1996 and was Vice Chairman from June 1995 to January 1996. Mr. Golleher was a director of Food 4 Less Supermarkets since its inception in 1989 and was the President and Chief Operating Officer of Food 4 Less Supermarkets from January 1990 until its merger with Ralphs. Mr. Golleher is also a director of Fred Meyer, Inc., American Restaurant Group and Santee Dairies.

  Antony P. Ressler has served as a director since January 1994. Mr. Ressler is one of the founding principals of Apollo Advisors, L.P., Lion Advisors, L.P., and Ares Management, L.P., which, together with their affiliates, act as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Ressler is also a director of Allied Waste Industries, Inc., United International Holdings, Inc., Vail Resorts, Inc. and Berlitz International, Inc.

  William D. Burt has served as Executive Vice President of the Company and President of El Torito Restaurants, Inc. since he joined the Company on April 8, 1996. Prior to joining the Company, Mr. Burt was the Vice President of Operations at the Krystal Company from 1995 to 1996, and an Executive Vice President at Taco Cabana from 1994 to 1995. Prior to 1994, Mr. Burt spent 23 years with Foodmaker. Mr. Burt received his M.B.A. from Pepperdine University in 1988.

  Roger K. Chamness has served as Executive Vice President since December 1995 and President of Chi-Chi's, Inc. since March 1996. Mr. Chamness joined the Company at its inception. His previous position was Executive Vice President of Finance and Administration for the Family Restaurant Division which he held from October 1995 until June 1996. Mr. Chamness received a B.A. in Business Economics from UCLA in 1975 and an M.B.A. in Finance and International Business from UCLA in 1980.

  Gayle A. DeBrosse serves as Executive Vice President of the Company and President of Koo Koo Roo, Inc., and has so served since November 1998. She joined the Company in December 1994 as a Vice President and later held the position of Senior Vice President, Quality Assurance and Product Safety, Purchasing and Distribution, Public Affairs. Prior to joining the Company, she was Director of Product Development and Continuous Improvement at Taco Bell from 1991 until 1994 and Director, Research and Development for Flagstar from 1982 to 1991. Ms. DeBrosse received a B.S. in Nutritional Sciences from Arizona State University in 1979 and an M.S. in Agribusiness with Emphasis in Food Science, Quality Assurance and Food Chemistry from Arizona State University in 1982.

  Robert T. Trebing, Jr. serves as Executive Vice President and Chief Financial Officer and has so served since April 1997. He joined the Company at its inception and has held the positions of Senior Vice President and Chief Financial Officer, Senior Vice President of Finance, Vice President of Finance, Vice President and Controller and Manager of Financial Reporting. Mr. Trebing is a Certified Public Accountant. Mr. Trebing received a B.A. from California State University at Fullerton in 1972 and an M.B.A. from the University of Southern California in 1973.

  Michael E. Malanga serves as Executive Vice President, Corporate Development. He joined the Company at its inception as Director of Mergers and Acquisitions and has held the positions of Vice President and Senior Vice President. He was promoted to his current position in March 1998. Mr. Malanga received a B.S. in Business Administration from the University of Southern California in 1976.

  Todd E. Doyle serves as Executive Vice President, General Counsel and Secretary of the Company and has so served since October 1998. He joined the Company as Legal Counsel in 1992 and has also held the positions of Senior Legal Counsel and Vice President. Prior to joining the Company, Mr. Doyle spent six years as a business transactional attorney and a business litigation attorney with Seltzer Caplan Wilkins & McMahon in San Diego, California. Mr. Doyle received a B.A. in Political Science and a B.A. in Sociology from the University of California, Santa Barbara in 1983, and received a J.D. from Loyola Law School, Los Angeles, California in 1986.

  Robert D. Gonda serves as Vice President and Treasurer of the Company and has so served since December 1998. He joined the Company at its inception and has held the positions of Treasurer, Assistant Treasurer, and Director of Financial Planning and Analysis. Mr. Gonda is a Certified Cash Manager. Mr. Gonda received a B.A. in Political Science and Economics from the State University of New York at Binghamton and an M.B.A. in Finance from Columbia University Graduate School of Business.

  Janie M. Bereczky serves as Vice President, Taxes and has so served since August 1992. She joined the Company in 1987 as Director of Taxes. Ms. Bereczky has been a Certified Public Accountant since 1981. Ms. Bereczky received a B.A. in Political Science from the University of California, Santa Barbara in 1978 and an M.B.A. in Taxation from Golden Gate University in 1985.

Information Regarding Meetings and Committees of the Board of Directors

  During the fiscal year ended December 27, 1998 (the "1998 Fiscal Year"), the Board of Directors held seven regular meetings, two special meetings and acted five times by unanimous written consent. During the 1998 Fiscal Year, each member of the Board of Directors attended at least 75% of the aggregate number of the meetings of the board and meetings of the Committee on which they served. In November 1998, the Board created an Audit Committee, a Compensation Committee, and an Executive Committee. The Company does not have a standing Nominating Committee.

  Audit Committee. The Audit Committee held one meeting in the 1998 Fiscal Year to review the Company's outside auditors' client service plan for its year-end audit strategy. The Audit Committee is currently composed of Messrs. Golleher, Kaplan and Allen. Among other things, the Audit Committee discusses the scope and results of the audit with the independent public accountants, reviews with management and the independent public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews any non-audit services to be performed by the independent public accountants.

  Compensation Committee. The Compensation Committee did not meet during the 1998 Fiscal Year. The Compensation Committee makes recommendations concerning salaries and incentive compensation for the Company's management, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Allen, Kaplan and Ressler.

  Executive Committee. The Executive Committee did not meet in the 1998 Fiscal Year. The Executive Committee is authorized to perform such functions as may be delegated by the Board of Directors. The Executive Committee is currently composed of Messrs. Copses, Kaplan and Relyea.

Compensation of Directors

  Prior to November 1998, no compensation was paid to non-employee directors of the Company. Effective November 1998, each non-employee director of the Company receives a quarterly fee of $6,250 for his or her services to the Company. Employee directors do not receive any compensation for their service on the Board of Directors or any Committee meetings thereof. Each non-employee director is reimbursed for reasonable expenses incurred to attend director and Committee meetings.

  Effective November 1998, non-employee directors of the Company were eligible to receive stock option grants under the Company's 1998 Stock Incentive Plan. Under the Company's 1998 Stock Incentive Plan, in November 1998 each non-employee director, other than Mr. Lee Iacocca, was granted an option to purchase 50,000 shares of the Company's Common Stock. Mr. Iacocca, was granted an option to purchase 250,000 shares of the Company's Common Stock. In addition, subsequent to the 1998 Fiscal Year, following his election to the Board of Directors in December 1998. Mr. Golleher was granted an option to purchase 50,000 shares of Common Stock under the Company's 1998 Stock Incentive Plan. The options that were granted to the non-employee directors have exercise prices equal to the fair market value of the underlying Common Stock on the date of grant and are fully vested.

Compensation Committee Interlocks and Insider Participation

  During the 1998 Fiscal Year, Messrs. Allen, Kaplan and Ressler served on the Compensation Committee. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries. Mr. Allen served as the Chief Executive Officer and President of Koo Koo Roo, Inc. prior to the date it became a subsidiary of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each of the Company's directors; (ii) each of the Named Executive Officers (as such term is defined under "Executive Compensation"); (iii) all Named Executive Officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock (the "Principal Stockholders"). This table is based on information provided to the Company or filed with the Securities and Exchange Commission (the "Commission") by the Company's directors, Named Executive Officers and Principal Stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect of such shares, subject to community property laws where applicable. Applicable percentages are based on 180,380,513 shares outstanding as of the Record Date, adjusted as required by rules promulgated by the Commission.

                                                     Amount and
                                                     Nature of
                                                     Beneficial       Percent
     Name and Address of Beneficial Owner (1)       Ownership(2)      of Class
     ----------------------------------------       ------------      --------
Kevin S. Relyea....................................   2,836,562          1.6%
A. William Allen, III..............................     569,200            *
Peter P. Copses....................................     210,114(3)         *
George G. Golleher.................................      50,000            *
David B. Kaplan....................................     101,036(3)         *
Antony P. Ressler..................................     832,569(3)(4)      *
William D. Burt....................................     563,767            *
Roger K. Chamness..................................   1,624,999            *
Gayle A. DeBrosse..................................     295,277            *
Robert T. Trebing, Jr..............................     471,575            *
AIF II, L.P........................................  97,918,477(3)(5)   54.3%
  2 Manhattanville Road
  Purchase, NY 10577
Green Equity Investors, L.P........................  19,700,257         10.9%
  11111 Santa Monica Blvd., Suite 2000
  Los Angeles, CA 90025
All Named Executive Officers and Directors as a
 Group (14 persons)................................   8,347,088          4.6%

--------
* Less than 1%

(1) Unless otherwise indicated, the business address of each stockholder listed above is c/o the Company at 18831 Von Karman Avenue, Suite 300, Irvine, California 92612.

(2) Includes shares issuable upon exercise of options exercisable within 60 days of April 13, 1999, as follows: Mr. Relyea, 1,797,585 shares; Mr. Allen, 569,200 shares; Mr. Copses, 50,000 shares; Mr. Golleher, 50,000 shares; Mr. Kaplan, 50,000 shares; Mr. Ressler, 50,000 shares; Mr. Burt, 523,499 shares; Mr. Chamness, 1,342,201 shares; Ms. DeBrosse, 233,800 shares; Mr. Trebing, 360,915 shares; and all directors and executive officers as a group, 5,659,409 shares.

(3) Messrs. Copses, Kaplan and Ressler are officers of Apollo Capital (as defined). Each of Messrs. Copses, Kaplan and Ressler and the directors of Apollo Capital disclaim beneficial ownership of all shares beneficially held by AIF II, L.P. and Lion Advisors, L.P.

(4)  Includes 782,569 shares held in a private charitable foundation.

(5) Includes 2,086,480 shares beneficially owned by Lion Advisors, L.P. for the benefit of an investment account under management over which Lion Advisors, L.P. has investment/dispositive power. The managing general partner of AIF II, L.P. is Apollo Advisors, L.P. Lion Advisors, L.P. is an affiliate of Apollo Advisors, L.P. The general partner of Apollo Advisors, L.P. is Apollo Capital Management, Inc. ("Apollo Capital").

Compliance with Section 16(a) of the Securities Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and changes of reports in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10-percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the 1998 Fiscal Year, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were timely met, except that the filing of one report by Green Equity Investors, L.P. on Form 3, relating to a single transaction, was late.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth, in summary form, for each of the fiscal years ended December 27, 1998, December 28, 1997 and December 29, 1996, compensation paid by the Company to the individual who served as its Chief Executive Officer, and the four other most highly compensated executives (the "Named Executive Officers").

                          Summary Compensation Table

                                                                          Long-Term
                                   Annual Compensation                   Compensation
                         ----------------------------------------------- ------------
                                                                          Securities
   Name and Principal                                     Other Annual    Underlying     All Other
        Position         Year    Salary($) Bonus($)      Compensation($)  Options(#)  Compensation($)
   ------------------    ----    --------- ---------     --------------- ------------ ---------------
Kevin S. Relyea,         1998     420,000  1,274,414(1)         --        4,182,253        4,378(2)
 Chairman of the Board,  1997     400,000    192,000            --              --         4,226
 President and Chief     1996     390,385  1,172,057(3)         --              --         4,145
 Executive Officer
William D. Burt,         1998     236,250    503,948(4)         --        1,608,499        6,208(5)
 Executive Vice          1997     225,000    180,000            --              --         3,372
  President and          1996(6)  159,635    180,000         86,762(7)          --         1,822
  President of El
  Torito Restaurants,
  Inc.
Roger K. Chamness,       1998     288,750    870,366(8)         --        2,156,132        3,976(9)
 Executive Vice          1997     275,000     99,000            --              --         3,214
 President and President 1996     256,940    590,856(10)     69,958(11)         --         2,982
 of Chi-Chi's, Inc.
Gayle A. DeBrosse,       1998     163,444    222,250(12)        --        1,133,800        1,904(13)
 Executive Vice          1997     148,394     51,826            --              --         1,679
 President and President 1996     134,905     67,233            --              --         1,427
 of Koo Koo Roo, Inc.
Robert T. Trebing, Jr.,  1998     191,064    265,717(14)        --          511,733        1,158(15)
 Executive Vice          1997     185,321     64,654            --              --         1,116
 President, Chief        1996     174,806    287,031(16)        --              --           858
 Financial Officer

--------
 (1) Mr. Relyea received $201,600 pursuant to the Company's 1998 Management Incentive Compensation Plan bonus program and $1,072,814 in connection with the termination of the Company's Value Creation Units Plan.

 (2) Mr. Relyea received $918 representing the imputed value of life insurance provided by the Company and $3,460 representing the Company's matching funds under its Deferred Compensation Plan.

 (3) Mr. Relyea received $320,000 pursuant to the Company's 1996 Management Incentive Compensation Plan bonus program; $548,461 pursuant to the Company's Divestiture Bonus Plan; and $303,596 in connection with the cancellation of Mr. Relyea's stock purchase loan with the Company.

 (4) Mr. Burt received $170,100 pursuant to the Company's 1998 Management Incentive Compensation Plan bonus program and $333,848 in connection with the termination of the Company's Value Creation Units Plan.

 (5) Mr. Burt received $1,549 representing the imputed value of life insurance provided by the Company and $4,659 representing the Company's matching funds under its Deferred Compensation Plan.

 (6) The amount set forth in the table for fiscal 1996 for Mr. Burt represents less than a full year's compensation. Mr. Burt joined the Company on April 8, 1996.

 (7) Mr. Burt received $9,000 representing the value of automobile benefits and $77,762 representing relocation expenses.

 (8) Mr. Chamness received $69,300 pursuant to the Company's 1998 Management Incentive Compensation Plan bonus program and $801,066 in connection with the termination of the Company's Value Creation Units Plan.

 (9) Mr. Chamness received $1,566 representing the imputed value of life insurance provided by the Company and $2,410 representing the Company's matching funds under its Deferred Compensation Plan.

(10) Mr. Chamness received $220,000 pursuant to the Company's 1996 Management Compensation Plan bonus program; $241,323 pursuant to the Company's Divestiture Bonus Plan; and $129,533 in connection with the cancellation of Mr. Chamness's stock purchase loan with the Company.

(11) Mr. Chamness received $1,600 representing the value of automobile benefits and $68,358 representing relocation expenses.

(12) Ms. DeBrosse received $73,150 pursuant to the Company's 1998 Management Incentive Compensation Plan bonus program and $149,100 in connection with the termination of the Company's Value Creation Units Plan.

(13) Ms. DeBrosse received $581 representing the imputed value of life insurance provided by the Company and $1,323 representing the Company's matching funds under its Deferred Compensation Plan.

(14) Mr. Trebing received $66,917 pursuant to the Company's 1998 Management Incentive Compensation Plan bonus program and $198,800 in connection with the termination of the Company's Value Creation Units Plan.

(15) Amount shown represents the imputed value of life insurance provided by the Company.

(16) Mr. Trebing received $87,500 pursuant to the Company's 1996 Management Incentive Compensation Plan bonus program; $134,765 pursuant to the Company's Divestiture Bonus Plan; and $64,766 in connection with the cancellation of Mr. Trebing's stock purchase loan with the Company.

                  Stock Option Grants in the 1998 Fiscal Year

  The following table sets forth information regarding options granted to the Company's Named Executive Officers during the 1998 Fiscal Year to purchase shares of the Company's Common Stock.

                                                                             Potential Realizable Value
                                                                             at Assumed Annual Rates of
                                         Individual Grants                       Stock Option Term
                          -------------------------------------------------- --------------------------
                           Number of      % of Total
                          Securities        Options
                          Underlying      Granted to
                            Options      Employees in   Exercise  Expiration
          Name            Granted (#)   Fiscal Year (%) Price ($)    Date    0% ($)  5% ($)    10% ($)
          ----            -----------   --------------- --------- ---------- ------ --------- ---------
Kevin S. Relyea.........   2,500,000(1)      13.2%        .875     11/9/08        0 1,375,707 3,486,312
                           1,682,253(2)       8.8%         .50     12/9/03   50,486   299,375   598,046
William D. Burt.........   1,085,000(1)       5.7%        .875     11/9/08        0   597,057 1,513,059
                             523,499(2)       2.7%         .50     12/9/03   16,333    93,162   186,105
Roger K. Chamness.......     900,000(1)       4.7%        .875     11/9/08        0   495,255 1,255,072
                           1,256,132(2)       6.6%         .50     12/9/03   39,191   223,542   446,559
Gayle A. DeBrosse.......     900,000(1)       4.7%        .875     11/9/08        0   495,255 1,255,072
                             233,800(2)       1.2%         .50     12/9/03    7,295    41,607    83,117
Robert T. Trebing, Jr...     200,000(1)       1.0%        .875     11/9/08        0   110,057   278,905
                             311,733(2)       1.6%         .50     12/9/03    9,726    55,476   110,822

--------
(1) Messrs. Relyea, Burt, Chamness and Trebing and Ms. DeBrosse received options constituting incentive stock options to the extent permitted under applicable law to purchase shares of Common Stock under the Company's 1998 Stock Incentive Plan. The options are subject to a four-year vesting period such that one-fourth of such options vest on each of the first four anniversaries of the date of grant. The options have a term of ten years. The exercise price is equivalent to the Fair Market Value (as defined in the plan) of the Common Stock on the date of grant.

(2) Messrs. Relyea, Burt, Chamness and Trebing and Ms. DeBrosse received non-qualified Stock Options to purchase shares of Common Stock under the Company's 1998 Stock Incentive Plan. The options have a term of five years, are fully vested, and became exercisable on March 9, 1999.

  Aggregated Option Exercises in Last Fiscal Year and Year-end Option Values

                          Number of Securities Underlying
                            Unexercised Options Held at    Value of Unexercised In-the-Money
                                Fiscal Year-End 1998       Options at Fiscal Year-End 1998(1)
                          -------------------------------- ---------------------------------------
          Name            Exercisable(#) Unexerciseable(#) Exercisable($)       Unexerciseable($)
          ----            -------------- ----------------- ----------------     ------------------
Kevin S. Relyea.........     115,332         4,182,253           6,704                105,141
William D. Burt.........         --          1,608,499               0                 32,719
Roger K. Chamness.......      86,069         2,156,132          32,659                 78,508
Gayle A. DeBrosse.......         --          1,133,800               0                 14,613
Robert T. Trebing, Jr...      49,182           511,733           7,147                 19,483

--------
(1) The value of unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the Nasdaq National Market at December 27, 1998 and (ii) the option exercise price. The closing value per share was $.5625 on the last trading day of the 1998 Fiscal Year as reported on the Nasdaq National Market.

Employment Agreements

  The Company has employment agreements with Messrs. Relyea, Chamness and Burt and Ms. DeBrosse. Mr. Relyea's employment agreement, which was amended as of November 9, 1998, provides that he will serve as the Company's Chief Executive Officer through December 31, 2001, with an annual base salary of $475,000, $498,750 and $523,687 in 1999, 2000 and 2001, respectively, or such higher amount as may from time to time be determined by the Company. Mr. Relyea is eligible to receive a bonus based upon certain performance measures and targets.

  The employment agreements with Messrs. Chamness and Burt were amended as of November 9, 1998. The Company entered into an employment agreement with Ms. DeBrosse on November 1, 1998. Each of the employment agreements provides for a term ending on December 31, 2001. Pursuant to their respective employment agreements, Messrs. Burt and Chamness are paid base salaries of $270,000, and $304,000 respectively for 1999; $283,500, and $319,200, respectively for 2000;
and $297,675 and $335,160, respectively for 2001. Ms. DeBrosse is paid, pursuant to her employment agreement, $190,000, $199,500 and $209,475 for 1999, 2000 and 2001, respectively, subject to certain increases based upon the performance of the Company's Koo Koo Roo Restaurant Division. In addition, such agreements provide for a bonus based upon certain performance measures and targets.

  The employment agreements with each of Messrs. Relyea, Burt and Chamness and Ms. DeBrosse also provide for standard employee benefits, including, without limitation, participation in the Company's pension, welfare and stock incentive plans, to the extent the Company maintains any such plans.

  Each of the employment agreements with Messrs. Relyea, Burt and Chamness and Ms. DeBrosse provides that if the Company terminates the executive's employment without "cause" or if the executive terminates his or her employment for "good reason" (each as defined in the employment agreements), then such executive shall be entitled to receive his or her base salary and car allowance at the rate in effect at the time of termination for the remainder of the term or one year from the date of termination, whichever is greater and continued coverage under the Company's benefit programs through the remainder of the term or one year from the date of termination, whichever is greater. If the termination occurs in 1999, the executive will receive his or her maximum annual incentive award for the remainder of the term. If termination occurs after December 31, 1999, the executive will receive annual incentive award amounts equal to the amount of annual incentive earned in the previous fiscal year for the remainder of the term or one year, whichever is greater. The Company may elect to pay such severance payments in a lump sum equal to the present value of future monthly payments.

  In the event that any such executive is terminated without "cause" or for "good reason" or in the event of a "change in control" (as defined in the employment agreements), each executive's stock options will immediately vest.

  The agreements with each of Messrs. Relyea, Burt and Chamness and Ms. DeBrosse also provide that during the term of employment, and for three years thereafter, such executive will not (i) disclose or use any "proprietary information" (as defined in the employment agreements); or (ii) solicit any employee to terminate employment with the Company.

             BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors was formed in November 1998 and will be responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers in 1999 and subsequent years. The full Board of Directors was responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers in 1998. Therefore, the following is the report of the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the 1998 Fiscal Year.

 Compensation Philosophy:

  The Company's compensation program is designed to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution, performance and leadership. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

  The three main components in the Company's executive compensation program are:

  . Base Salary

  . Incentive Bonus

  . Stock Incentives

  Base Salary. The salaries of Messrs. Relyea, Chamness and Burt were fixed pursuant to the terms of their respective employment agreements with the Company. The salaries of the other executive officers, including Ms. DeBrosse and Mr. Trebing, are determined annually with consideration given to salaries paid to executives with similar responsibilities at comparable companies. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. In general, the Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

  Incentive Bonus. Annual incentive bonuses for executive officers, if any, are intended to reflect the Board of Directors' belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

  Stock Incentives. From time to time, the Company uses stock options and other incentives as appropriate as long-term incentives to reward and retain executive officers. The Board of Directors, which had responsibility for making option grants under the 1998 Stock Incentive Plan in 1998, believes that stock option grants provide an incentive that focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock will provide value to the recipient only when the price of the Company's stock increases above the exercise price; that is, only to the extent that stockholders as a whole have benefitted. Generally, stock options granted to executive officers vest ratably over a four-year period and optionees must be employed by the Company at the time of vesting in order to exercise the options.

 Employment Contracts

  The Company offers employment contracts to key executives only when the Company believes it is in the best interest of the Company and its stockholders to attract and retain such key executives and to ensure continuity and stability of management.

 Compensation of Chief Executive Officer and other Executives

  The Board of Directors increased Mr. Relyea's salary in 1998 by 5%. The increase reflected the Board's assessment of his performance and service to the Company. Salary increases for other senior executives effected during 1998 ranged from 3% to 10% and were based on similar considerations, including individual performance, position, tenure, experience, leadership and competitive data in compensation of executives in comparable companies.

  Pursuant to their employment agreements with the Company, senior executives may receive an annual bonus as determined in accordance with the Company's bonus plan after review by the Board of Directors. In reviewing the amount of such bonuses, the Board of Directors considers the individual performance of each executive and the performance of the Company.

 Section 162(m) Policy:

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. Awards granted under the 1998 Stock Incentive Plan constitute qualified performance-based compensation, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m).

                                          Respectfully submitted,

                                          Kevin S. Relyea*
                                          A. William Allen, III
                                          Peter Copses
                                          George G. Golleher
                                          David B. Kaplan
                                          Antony P. Ressler

* With respect to that portion of the report entitled "Stock Incentives" only.

  The Board of Directors' Report an Executive Compensation will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                      PERFORMANCE MEASUREMENT COMPARISON

  The following graph compares the annual cumulative total stockholder return on the Common Stock from November 2, 1998, the first day the Common Stock was traded on the Nasdaq National Market, through December 31, 1998, to the cumulative total return of the Russell 2000 Index and the index of comparables companies (SIC 5812--Eating Places). The graph assumes an investment of $100 in the Common Stock on each of the indices on November 2, 1998, and that all dividends were reinvested. The return shown on the graph is not necessary indicative of future performance.


                                      11/2/98        12/31/98
                                      -------        --------
KOO KOO ROO ENTERPRISES, INC.         $100.00        $ 60.00
RUSSELL 2000 INDEX                    $100.00        $111.46
SIC CODE INDEX                        $100.00        $112.60


  The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company's Bylaws provide that the Company indemnify its directors and may indemnify its officers, employees, and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

  In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

  The Company is aware that its majority stockholder AIF II, L.P. ("AIF") has entered into a separate indemnification agreement with Mr. Golleher, a non-employee director.

  On December 1, 1998, the Company entered into a Nominating Agreement with AIF. In exchange for AIF's agreement to terminate a Management Services Agreement between the Company and an AIF affiliate, and to waive certain fees thereunder, the Company agreed that, until AIF and its affiliates own less than 23,958,000 shares of the Company's Common Stock: (a) the number of directors of the Company will not exceed seven, (b) the Company will support the nomination of, and use its best efforts to cause the Board of Directors to include in the slate of nominees recommended to the stockholders for election as directors, (i) four of AIF's nominees if AIF and its affiliates own 47,916,000 or more shares of the Company's Common Stock and (ii) two of AIF's nominees if AIF and its affiliates own less than 47,916,000 but at least 23,958,000 shares of the Company's Common Stock and (c) at least one AIF nominee shall serve on each committee of the Board of Directors (other than those committees formed solely for the purpose of considering matters related to AIF or its affiliates) and so long as AIF and its affiliates own at least 47,916,000 shares of the Company's Common Stock, AIF nominees shall constitute a majority of the members of each of such committees.

  The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The Company believes that its Certificate of Incorporation and provisions of the Bylaws, and such insurance policies are necessary to attract and retain qualified persons as directors and officers.

  At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                             STOCKHOLDER PROPOSALS

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's annual meeting of stockholders to be held in the year 2000, pursuant to Rule 14a-8, "Shareholder Proposals" of the Commission is 120 days before the anniversary date of this proxy. Stockholder proposals submitted to the Company outside the processes of Rule 14a-8 (i.e., the procedures for placing a stockholder's proposal in the Company's proxy materials) (i) will be considered untimely with respect to the annual meeting of stockholders to be held in the year 2000 if received by the Company before February 12, 2000 or after March 13, 2000. Stockholders are also advised to review the Company's Second Amended and Restated Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

                                 OTHER MATTERS

  A copy of the Company's Annual Report of Form 10-K for the 1998 Fiscal Year, as filed with the Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Prandium, Inc., attention Investor Relations, 18831 Von Karman Avenue, Suite 300, Irvine, California 92612, or may be accessed on the Internet at www.prandium.com.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ KEVIN S. RELYEA
                                          ----------------------------------
                                          Kevin S. Relyea
                                          Chairman of the Board, Chief
                                           Executive Officer and President

Irvine, California
April 19, 1999

--------------------------------------------------------------------------------
                                                                 Please mark [X]
                                                                  your votes
                                                                  as indicated


                                            WITHHOLD            FOR ALL
                             FOR ALL        AS TO ALL      NOMINEE(S) (Except
                             NOMINEES       NOMINEES       as written below)
1.   Election of Directors:    [_]            [_]                 [_]

Nominees: Kevin S. Relyea, A. William Allen, III, Peter P. Copses,
          George G. Gollaher, David B. Kaplan and Anthony P. Ressier.

________________________________________________________________________________

________________________________________________________________________________

                                                           FOR  AGAINST  ABSTAIN
2.   Ratification of the selection of KPMG LLP to serve    [_]    [_]      [_]
     as Company's Independent accountants for the fiscal year ending December 26, 1999.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary confers discretionary authority.

               CHECK HERE IF YOU PLAN TO ATTEND THE MEETING [_]

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                                   Sign Date and Return the Proxy Card
                                  Promptly Using the Enclosed Envelope.

Signature_______________________________________________________________________

Signature If held jointly_____________________________Dated ______________, 1999
IMPORTANT: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.
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PROXY                           PRANDIUM, INC.
                    (Formerly Koo Koo Roo Enterprises, Inc.
                   Proxy For Annual Meeting Of Stockholders

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of Prandium, Inc., a Delaware corporation, (the "Company"), hereby appoints Kevin S. Relyea and Robert T. Trebing, Jr., and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Friday, June 11, 1999 at 10:00 a.m. local time, at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California, 92617, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.


                                                       (Continued on other side)


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